                                 Exhibit 10(w1)



November 12, 1996



Mr. G. Gordon M. Large
19 Hundreds Circle
Wellesley, MA 02181

RE: Resignation Agreement and Release


Dear Gordon:

This letter contains the terms of your resignation from Interleaf effective November 12, 1996 ("Resignation Date") as Executive Vice President, Treasurer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and officer of various Interleaf subsidiaries. If you sign the release contained below, return it to me within forty-five (45) days of your receipt of this letter, and do not revoke it within seven (7) days of signing it, the Company's Employment Agreement with you will be effective as of November 12, 1996.

In addition, your health, dental, life and disability insurance coverage will continue while you are an employee, pursuant to the Employment Agreement. Thereafter, you have the option of continuing your present coverage under the COBRA provision through Interleaf's group plan at your own expense for up to 18 months, or until you have the option of obtaining coverage through other employment, whichever comes first. You have sixty (60) days from receipt of your last payment under your Employment Agreement to elect this coverage, at Interleaf's then current COBRA rates.

To exercise your continuation option, you must pay retroactively to your last day of coverage. Subsequent payments require the monthly amount to be paid, prior to the first day of the month for which coverage is to be purchased. Failure to make a payment on time will result in automatic removal from the Interleaf Insurance Plan.

You will be notified by EBPA of your option to continue coverage. EBPA will also provide the necessary forms to complete in order to elect continued coverage. Please keep in mind that the continuation option refers only to your health and dental benefits.

You will have three months from your Resignation Date within which to exercise your vested stock options or forfeit all rights to them. Any options not vested as of your Resignation Date, will be cancelled. (See below.)


                          Number                      Shares   Vested Shares
Grant Date  Grant Price  of Shares  Vesting Period  Exercised    Available

  6/5/95       $6.00      225,000      4 years         -0-         56,250
 9/12/96       $2.56       75,000      4 years         -0-           -0-


Please notify, in writing, the Human Resources Department of any change of address through 1996 and 1997. Your W-2 form and any further correspondence will be sent to the most recent address on file.

The Company acknowledges that its Agreement to Defend and Indemnify with you is valid and binding.

Please review the following information, sign and return to me within 45 days.



Sincerely yours,




/s/ Rory Cowan
___________________

Rory Cowan
Chairman, Operating Committee



_______________________________________________________________________________

                                       Release

In consideration of receiving compensation and benefits hereunder, I hereby forever release Interleaf, Inc., its directors, officers, and employees ("Interleaf") from any and all demands, claims and causes of actions which I have or may have against Interleaf arising out of or in any way related to my employment with Interleaf, including but not limited to, Federal, State or local discrimination laws, regulations, executive orders or other requirements including any actions related to age (including any claims related to ADEA), sex, sexual orientation, race or handicap discrimination, except for payments and benefits I am to receive under the Employment Agreement, dated November 12, 1996.

I agree that I have read the foregoing, have been given the opportunity to have it reviewed by an attorney of my choice and agree to the conditions and obligations as set forth. I understand that I have 7 days from the date of execution to revoke this agreement.





/s/ G. Gordon M. Large
______________________
G. Gordon M. Large    Date:  11/12/96

                              EMPLOYMENT AGREEMENT



This Employment Agreement ("Agreement") is made as of this 12th day of November, 1996 by and between G. Gordon M. Large (the "Employee"), and Interleaf, Inc., a Massachusetts corporation with its principal place of business in Waltham, Massachusetts (the "Company").

                                   WITNESSETH

WHEREAS, the Employee has been a senior officer and employee of the Company;

WHEREAS, the Employee has resigned as a senior officer of the Company effective November 12, 1996;

WHEREAS, the Company deems it necessary and appropriate to continue to employ the Employee as an employee, and to perform the service provided herein,

NOW, THEREFORE, in consideration of the promises and undertakings of the parties more particularly set forth hereinafter, and for other good and valuable consideration, the parties agree as follows:

      12. Duties. During the Term, as defined in paragraph 4 below, the Company hereby employs the Employee to render such financial and management advice in connection with the operation of the business of the Company as the Company may from time to time request. The Employee hereby accepts such employment.

      13.  Non-Competition.

           (a)   Definitions

                (i) Non-Competition Period means the continuous period of twelve (12) months from the date hereof.

               (ii) Participation or Participate means any direct or indirect involvement as owner, part-owner, partner, director, officer, employee, trustee, agent or consultant, or in any other capacity, except as a passive minority stockholder, partner or beneficial owner.

           (b) During the Non-Competition Period, unless otherwise extended below, Employee will not, either directly or indirectly, do any of the following:
                (i) Participate with Adobe Software, Documentum, or PC Docs whose activities, software products, and services are agreed to be in direct or indirect competition with the Company's business;

              (ii) Impair or attempt to impair the relationship, contractual or otherwise, between the Company and any person who is a supplier, customer or client of the Company; and

              (iii) Solicit or request any current employee of the Company to leave the Company for new employment in which the Employee shall Participate.

           (b) Following the end of the Non-Competitive Period, the Employee may compete with the Company provided that he does not intentionally interfere with the Company's advantageous relations with its customers or otherwise unfairly compete with the Company in violation of law.

           (c) The foregoing restrictions shall apply in the United States, Europe and Japan.

           (d) Employee represents that the foregoing covenants will not preclude him from earning a livelihood.

      14.  Employee's Compensation.

           (a) As compensation to the Employee, the Company agrees to pay the Employee biweekly the amount of $12,769.23 for a period of 12 months, totalling $332,000, commencing on the date hereof, along with such health, dental, life, and disability insurance, and 401(k) as are normally provided to Interleaf senior executives. Thereafter, the Employee's employment shall terminate.

           (b) The Company promises to make all payments and provide all benefits hereunder, and the Employee accepts such payments in full consideration for, the discharge by the Employee of his duties and obligations hereunder, and fulfill and comply with his obligations under the attached agreements.

      15. Term. The obligations of the Employee under paragraph 1 shall commence on November 12, 1996, and continue through November 11, 1997.

      16. Employee's Responsibility. The Employee, in the performance of his duties and obligations under this Agreement, shall be responsible solely to the Chief Financial Officer of the Company. The Employee agrees to render advisory and management services to the Company and to diligently discharge such projects as may from time to time be prescribed by the Company. This paragraph shall be subject to the provisions of paragraph 1 of this Agreement.

      17. Confidentiality. Employee shall keep in strict confidence and not disclose to any party any proprietary or confidential information of the Company which he has currently or may obtain during the Term for a period of three (3) years from the date hereof, unless such information becomes publicly available without the disclosure of Employee.

      18.  Severability; Separate Agreements.

           (a) The Employee and the Company agree that the provisions contained in Section 2 are reasonable in time, geographic area and scope and that it is the intent of both the Employee and the Company that each of all of the provisions thereof shall be valid, enforceable and enforced as specifically set forth herein.

           (b) If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

      19. Entire Contract. This Agreement, along with the Employee's letter of resignation to the Company, attached hereto, and Resignation Agreement and Release, also attached hereto, contains the entire understanding of the parties and supersedes all other prior written and oral agreements.

      20. Controlling Law. The validity, interpretation and performance of this Agreement shall be construed under the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Employee Agreement as of the date first written above.


Interleaf, Inc.                         "Employee"




/s/ Rory Cowan                          /s/ G. Gordon M. Large
______________                          ______________________
By: Rory Cowan                          By: G. Gordon M. Large
    Chairman, Operating Committee